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                                                            Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We consent to the incorporation by reference in the registration statements (numbers 33-05987, 33-08768, 33-19409, 33-20583 and 33-54346)
filed on Forms S-8 and in the registration statements (numbers 33-29192, 33-33596 and 33-62313) filed on Forms S-3 of Cablevision Systems Corporation of our reports dated March 18, 1996 relating to: (i) the consolidated balance sheets of Cablevision Systems Corporation and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' deficiency and cash flows and related schedule for each of the years in the three-year period ended December 31, 1995, and (ii) the consolidated balance sheets of A-R Cable Services, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholder's deficiency and cash flows for each of the years in the three-year period ended December 31, 1995, which reports appear in the December 31, 1995 annual report on Form 10-K of Cablevision Systems Corporation.

                                             /s/ KPMG Peat Marwick LLP
                                             -------------------------
                                             KPMG Peat Marwick LLP

Jericho, New York
March 21, 1996